[Mayer, Brown & Platt Letterhead]


                                                      Exhibit 5.1

                            May 30, 1997




First National Bank of Commerce
210 Baronne Street
New Orleans, Louisiana 70112

     Re:  First National Bank of Commerce Registration
          Statement on Form S-3 (No. 333-24023)

Ladies and Gentlemen:

     We have acted as special counsel to First National Bank of Commerce, a national banking association (the "Bank"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Bank with the Securities and Exchange Commission in connection with the registration by the Bank of Asset Backed Certificates (the "Certificates") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

     As described in the Registration Statement, the Certificates of each series will be issued by a trust (the "Trust") to be formed by the Bank pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") by and among the Bank, as Transferor and Servicer, and The First National Bank of Chicago (the "Trustee"). Each series of Certificates issued by the Trust will include one or more classes of Certificates. Each series of Certificates will be issued pursuant to a supplement to the Pooling and Servicing Agreement (a "Series Supplement").

     We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Certificates, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement, including the forms of Pooling and Servicing Agreement and Series Supplement (together, the "Operative Documents") included as exhibits to the Registration Statement. We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

     On the basis of the foregoing and on the basis of our examination of the Bank's Articles of Association and By-Laws, it is our opinion that, with respect to Certificates of any series, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the amount, price, interest rate and other principal terms of such Certificates have been duly approved by the Board of Directors of the Bank, (iii) the Operative Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and (iv) such Certificates have been duly issued by the Trust and authenticated by the Trustee all in accordance with the terms and conditions of the Operative Documents and sold by the Trust or the Bank in the manner described in the Registration Statement, such Certificates will have been duly authorized by all necessary action of the Trustee on behalf of the Trust and will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the Operative Documents except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the determination pursuant to 12 USC Section 1821(e) of any liability for the disaffirmance or repudiation of any contract) or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

     We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York and the Federal laws of the United States.

     We hereby consent to the filing of this opinion and our related opinion with respect to certain tax matters as Exhibits 5.1 and 8.1 to the Registration Statement, and to the reference to our firm in the Prospectus under the captions "PROSPECTUS SUMMARY -- Tax Status," "U.S. FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS."In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                   Sincerely,

                                   /s/ Mayer, Brown & Platt

                                   MAYER, BROWN & PLATT